SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

NORTH VALLEY BANCORP

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-10652	94-2751350

(State or other jurisdiction	(File Number)	(I.R.S. Employer
of incorporation)		identification number)

300 Park Marina Circle, Redding, CA 96001

(Address of principal executive offices and zip code)

(530) 226-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 1.01	Entry into a Material Definitive Agreement

          On November 20, 2008, the Board of Directors of the Registrant (North Valley Bancorp) approved a Sixth Amendment to the North Valley Bancorp 401(k) Plan, as previously amended and restated. The 401(k) Plan was originally known as the North Valley Bancorp Deferred Salary Profit Sharing Thrift Plan, adopted as of January 1, 1984. The 401(k) Plan has been further amended as provided in the Sixth Amendment, effective as of January 1, 2008, in order to comply with relevant sections of the Internal Revenue Code (“Code”) and related final Treasury Regulations issued under Section 415 of the Code. In addition, the 401(k) Plan was amended to allow employees to enter the Plan after the completion of ninety days of service at the stated entry dates under the terms of the Plan. All employees over 18 years of age and with at least ninety days of service are eligible to participate in the 401(k) Plan. A copy of the Sixth Amendment to the North Valley Bancorp Plan is filed as an exhibit to this report and is incorporated herein by this reference.

          On November 20, 2008, the Board of Directors of the Registrant (North Valley Bancorp) approved a First Amendment to the North Valley Bancorp Employee Stock Ownership Plan (“ESOP”), as previously amended and restated. The ESOP has been amended effective January 1, 2008, in order to comply with final Treasury regulations issued under section 415 of the Code in order to comply with the rollover distribution requirements enacted by the Pension Protection Act of 2006. The restated ESOP (and related trust) constitutes a tax qualified retirement plan and retirement trust under the Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All employees over 18 years of age with at least six months of service are eligible to participate in the ESOP. A copy of the First Amendment to the North Valley Bancorp Employee Stock Ownership Plan is filed as an exhibit to this report and is incorporated herein by this reference.

          On November 20, 2008, the Board of Directors of the Registrant (North Valley Bancorp) approved an amendment and restatement of the North Valley Bancorp Director Deferred Fee Plan. The Director Deferred Fee Plan (adopted January 1, 2001, and last amended and restated effective January 1, 2008) is a non-qualified, unfunded director benefit plan in which the eligible director voluntarily elects to defer some or all of his or her current director fees in exchange for the Registrant’s promise to pay a deferred benefit. This Plan is made available to outside directors only and amended and restated the former Director Deferred Fee Plan and Director Deferred Fee Agreements between North Valley Bancorp and specified directors that previously governed the fee deferrals contemplated under the Plan and elected by such directors. The Board approved amendments to the Plan in order to bring the Plan into conformity with requirements of Section 409A of the Code and as added by the Jobs Creation Act of 2004, and the United States Treasury regulations and other authoritative guidance issued in connection with Section 409A. The Plan was also amended to address the ability of the Directors to, at their election prior to the year in which the election is to take effect, make withdrawals under the Plan pursuant to the terms of the amended and restated Plan. All fee deferrals elected by such Directors, including deferrals prior to January 1, 2008, are compliant with Section 409A. The Directors participating in the Plan, as amended and restated, are William W. Cox, Royce L. Friesen, Dante W. Ghidinelli, Kevin D. Hartwick, Roger B. Kohlmeier, Martin A. Mariani, Dolores M. Vellutini, and J. M. Wells, Jr. A copy of the restated Plan is filed as an exhibit to this report and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	99.162	Sixth Amendment to the North Valley Bancorp 401(k) Plan, effective as of January 1, 2008

	99.163	First Amendment to the North Valley Bancorp Employee Stock Ownership Plan, effective January 1, 2008

	99.164	North Valley Bancorp Director Deferred Fee Plan, as Amended and Restated, effective January 1, 2008

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: November 24, 2008	By:	/s/ Leo J. Graham

Leo J. Graham
General Counsel / Corporate Secretary